As filed with the Securities and Exchange Commission on January 23, 2014

Registration No. 333-138958

Registration No. 333-141885

Registration No. 333-149739

Registration No. 333-158333

Registration No. 333-165619

Registration No. 333-172881

Registration No. 333-180100

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-138958

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-141885

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-149739

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-158333

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-165619

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-172881

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-180100

UNDER

THE SECURITIES ACT OF 1933

SOLTA MEDICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	68-0373593
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

25881 Industrial Boulevard

Hayward, CA 94545

(510) 782-2286

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

1997 Stock Option Plan

2006 Equity Incentive Plan

2006 Employee Stock Purchase Plan

(Full titles of the Plans)

Robert Chai-Onn

Executive Vice President, General Counsel, Corporate Secretary and Corporate Business Development

Valeant Pharmaceuticals International, Inc.

2150 St. Elzéar Blvd. West

Laval, Quebec

Canada, H7L 4A8

(949) 461-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Stephen F. Arcano

Marie L. Gibson

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, New York 10036

(212) 735-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

RECENT EVENTS: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following registration statements of Solta Medical, Inc. (“Solta”) on Form S-8 (collectively, the “Registration Statements”):

•	Registration Statement No. 333-138958, registering 6,360,225 shares of Solta’s common stock, par value $0.001 (“Solta Common Stock”), under the Thermage, Inc. 1997 Stock Option Plan, the Thermage, Inc. 2006 Equity Incentive Plan (the “2006 Equity Incentive Plan”) and the Thermage, Inc. 2006 Employee Stock Purchase Plan (the “2006 Employee Stock Purchase Plan”), as amended;

•	Registration Statement No. 333-141885, registering 1,259,876 shares of Solta Common Stock under the 2006 Equity Incentive Plan and the 2006 Employee Stock Purchase Plan, as amended;

•	Registration Statement No. 333-149739, registering 1,605,486 shares of Solta Common Stock under the 2006 Equity Incentive Plan and the 2006 Employee Stock Purchase Plan, as amended;

•	Registration Statement No. 333-158333, registering 2,699,219 shares of Solta Common Stock under the 2006 Equity Incentive Plan and the 2006 Employee Stock Purchase Plan, as amended;

•	Registration Statement No. 333-165619, registering 2,767,828 shares of Solta Common Stock under the 2006 Equity Incentive Plan and the 2006 Employee Stock Purchase Plan, as amended;

•	Registration Statement No. 333-172881, registering 2,700,000 shares of Solta Common Stock under the 2006 Equity Incentive Plan and the 2006 Employee Stock Purchase Plan, as amended; and

•	Registration Statement No. 333-180100, registering 2,700,000 shares of Solta Common Stock under the 2006 Equity Incentive Plan and the 2006 Employee Stock Purchase Plan, as amended;

Solta, Valeant Pharmaceuticals International, a Delaware corporation (“VPI”), Sapphire Subsidiary Corp., a Delaware corporation and a wholly owned subsidiary of VPI (“Merger Sub”), and Valeant Pharmaceuticals International, Inc., a Canadian corporation, entered into an Agreement and Plan of Merger dated as of December 15, 2013, pursuant to which, among other things, Merger Sub merged with and into Solta, with Solta continuing as the surviving corporation (the “Merger”), and all outstanding shares of Solta Common Stock were converted into the right to receive $2.92 in cash, without interest, less any required withholding taxes. The Merger became effective on January 23, 2014 (the “Effective Time”) following the filing of a Certificate of Merger with the Secretary of State of the State of Delaware.

As a result of the Merger, Solta has terminated any and all offerings of its securities pursuant to the Registration Statements. In accordance with an undertaking made by Solta in Part II of the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, Solta hereby removes from registration any and all securities of Solta registered but unsold under the Registration Statements as of the Effective Time.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on January 23, 2014.

SOLTA MEDICAL, INC.

By:	/s/ Robert Chai-Onn
Name:	Robert Chai-Onn
Title:	Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statements has been signed below by or on behalf of the following persons in the capacities indicated, on January 23, 2014.

Signature	Title

/s/ J. Michael Pearson Name: J. Michael Pearson	President and Chief Executive Officer; Director (Principal Executive Officer)

/s/ Howard B. Schiller Name: Howard B. Schiller	Treasurer; Director (Principal Financial Officer and Principal Accounting Officer)

/s/ Robert Chai-Onn Name: Robert Chai-Onn	Director